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                                                                      Exhibit 99
                            ALLIANT TECHSYSTEMS INC.
                        DIRECTORS AND EXECUTIVE OFFICERS
                                February 6, 1998

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
         Name (Age)                                Position
-----------------------------  -------------------------------------------------
Richard Schwartz (62)          Director, Chairman of the Board, President and
                               Chief Executive Officer

Gilbert F. Decker (60)         Director

Thomas L. Gossage (63)         Director

Joel M. Greenblatt (40)        Director

Jonathan G. Guss (38)          Director

David E. Jeremiah (63)         Director

Gaynor N. Kelley (66)          Director

Joseph F. Mazzella (45)        Director

Daniel L. Nir (37)             Director

Michael T. Smith (54)          Director

Peter A. Bukowick (54)         Executive Vice President and Chief Operating
                               Officer

Robert E. Gustafson (49)       Vice President - Human Resources

Galen K. Johnson (43)          Vice President and Treasurer

William R. Martin (56)         Vice President - Washington, D.C. Operations

Scott S. Meyers (44)           Vice President and Chief Financial Officer

Paula J. Patineau (44)         Vice President and Controller

Paul A. Ross (60)              Group Vice President - Space and Strategic
                               Systems

Nicholas G. Vlahakis (49)      Group Vice President - Conventional Munitions

Kristi Rollag Wangstad (43)    Vice President - Public Affairs

Donald E. Willis (53)          Group Vice President - Emerging Business; Vice
                               President - Strategic Planning

Daryl L. Zimmer (54)           Vice President and General Counsel

Charles H. Gauck (59)          Secretary
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